Exhibit 99.2
Fourth Quarter 2025 Financial Results
March 16, 2026

Telos Corporation Reports 77% Revenue Growth and Continued Strong Cash Flow Margins in the Fourth Quarter; Forecasts Another Year of Double-Digit Revenue Growth in 2026; Increases Share Repurchase Authorization to $75.0 Million

•Substantial Growth: Revenue grew 77% year-over-year to $46.8 million, exceeding guidance, and driven by 105% growth in Security Solutions, primarily due to the ongoing expansion of large programs in Telos ID.
•Streamlined Cost Structure: Approved a restructuring plan to further reduce expenses and drive continued operating leverage, resulting in a $1.5 million restructuring charge (including $0.5 million in cost of sales). Recorded a $14.9 million non-cash goodwill impairment in Secure Networks.
•Healthy Gross Margins: GAAP Gross Margin was 35.0%; Excluding $0.5 million of restructuring charges in cost of sales, gross margin was 36.0%. Cash Gross Margin1 was 41.9%, exceeding guidance, primarily due to outperformance within Telos ID.
•Strong Operating Leverage: GAAP Net Loss was $16.3 million, inclusive of $1.5 million restructuring charge and $14.9 million non-cash goodwill impairment; Adjusted EBITDA1 increased $7.5 million year-over-year to $7.3 million, exceeding guidance, primarily due to Revenue and Gross Margin outperformance in Telos ID and lower Adjusted Operating Expenses1. Due to significant year-over-year growth in Revenue and Cash Gross Profit1, combined with lower Adjusted Operating Expenses1, year-over-year Incremental Adjusted EBITDA Margin1 was 36.7%.
•Robust Cash Flow Margins: Cash Flow from Operations was $8.0 million or 17.1% of Revenue and Free Cash Flow1 improved $21.1 million year-over-year to $6.3 million or 13.4%1 of Revenue in the fourth quarter. Cash Flow from Operations was $30.2 million or 18.3% of Revenue and Free Cash Flow1 improved $61.0 million year-over-year to $21.3 million or 12.9%1 of Revenue for the full year.
•Continued Share Repurchases: Deployed $6.0 million to repurchase over one million shares at an average price of $5.78 per share in the fourth quarter. Deployed $13.6 million to repurchase 3.1 million shares at an average price of $4.38 per share for the full year.
•Financial Guidance: Forecasting another year of double-digit revenue growth, lower operating expenses, Adjusted EBITDA Margin2 expansion, and robust cash flow.

Financial Guidance for the First Quarter and Full Year Ending December 31, 2026
	First Quarter	Full Year
Revenue	$44.0 million - $45.0 million	$187 million - $200 million
Year-Over-Year Growth	44% - 47%	14% - 21%
Adjusted EBITDA[2]	$4.5 million - $5.0 million	$20.6 million - $28.0 million
Adjusted EBITDA Margin[2]	10.2% - 11.1%	11.0% - 14.0%
1 Cash Gross Margin, Cash Gross Profit, Adjusted Operating Expenses, Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Margin are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.
2Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The Company has not provided a reconciliation to the most directly comparable GAAP measure to these forward-looking non-GAAP financial measures because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted EBITDA Margin are not available without unreasonable effort.

Fourth Quarter 2025 Financial Highlights
	Three Months Ended
	December 31, 2025	December 31, 2024

	(amounts in millions, except per share data)
Revenue	$46.8	$26.4
Gross Profit	$16.4	$10.6
Gross Margin	35.0%	40.3%
Adjusted Gross Profit[1]	$17.0	$10.8
Adjusted Gross Margin[1]	36.4%	40.9%
Cash Gross Profit[1]	$19.6	$12.4
Cash Gross Margin[1]	41.9%	47.0%
GAAP Net Loss	$(16.3)	$(9.3)
Adjusted Net Income/(Loss)[1]	$4.5	$(2.8)
EBITDA[1]	$(15.1)	$(7.4)
Adjusted EBITDA[1]	$7.3	$(0.2)
Adjusted EBITDA Margin[1]	15.6%	(0.8%)
GAAP EPS	$(0.22)	$(0.13)
Weighted-average Shares of Common Stock Outstanding, diluted (GAAP)	73.1	72.4
Adjusted EPS [1]	$0.06	$(0.04)
Weighted-average Shares of Common Stock Outstanding, diluted (non-GAAP)[2]	78.2	72.4
Cash Flow from Operations	$8.0	$(10.5)
Free Cash Flow[1]	$6.3	$(14.8)
Free Cash Flow Margin[1]	13.4%	(56.1)%
1 Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Net Income (Loss), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, and Free Cash Flow Margin are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.
2 For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is adjusted to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).
Forward-Looking Statements
This summary contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this summary. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS"), Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are useful in evaluating our operating and cash flow performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Operating Expenses, and Adjusted Operating Expenses provide the Board of Directors, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA is used by the Board of Directors and management to prepare and approve the Company’s annual budget, and to evaluate the performance of certain management personnel when determining incentive compensation. Adjusted Gross Profit, Cash Gross Profit, Adjusted Gross Margin and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow and Free Cash Flow Margin to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating and cash flow performance and liquidity, and the Board of Directors uses this measure to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating and cash performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are supplemental measures of operating and cash flow performance that are not made under GAAP and do not represent, and should not be considered as an alternative to gross profit, gross margin, net (loss) income, earnings per share, operating expenses or net cash flows (used in) provided by operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Incremental Adjusted EBITDA as the net change between current and prior year Adjusted EBITDA. The Company defines Incremental Adjusted EBITDA Margin as Incremental Adjusted EBITDA as a percentage of the net change between current and prior year total revenue. The Company defines Adjusted Net Income (Loss) as net (loss) income, adjusted for non-operating (income) expense, stock-based compensation expense, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Adjusted Gross Profit as gross profit, plus stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses charged under cost of sales. The Company defines Adjusted Gross Margin as a Adjusted Gross Profit as a percentage of total revenue. The Company defines Cash Gross Profit as Adjusted Gross Profit, plus depreciation and amortization. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. The Company defines Adjusted Operating Expenses as operating expenses, adjusted for stock-based compensation expenses, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines Cash Operating Expenses as Adjusted Operating Expenses, adjusted for depreciation and amortization, and capitalized software development costs. Free Cash Flow is defined as net cash (used in) provided by operating activities, less net purchases of property and equipment, and capitalized software development costs. The Company defines Free Cash Flow Margin as Free Cash Flow as a percentage of total revenue.

EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, and Free Cash Flow Margin each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, nor Free Cash Flow Margin should be considered as a replacement for gross profit, gross margin, net (loss) income, earnings per share, operating expenses, net cash flows (used in) provided by operating activities, or operating cash flow margin as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with efficient, adaptable, and secure solutions that safeguard people, systems, and information. We deliver advanced capabilities across cyber governance, risk, and compliance (GRC) with Xacta®; identity and biometric solutions; secure networks and communications; and TSA PreCheck® enrollment services. Serving the U.S. federal government, regulated industries, and global enterprises, Telos helps customers stay ahead of evolving threats, accelerate compliance, and achieve mission success. Driven by purpose and guided by our core values, we build trusted partnerships, deliver superior solutions, and help create a more secure, interconnected world. Learn more at www.telos.com.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

	(in thousands, except per share amounts and share data)
Revenue – Security Solutions	$44,830	$21,921	$149,600	$76,760
Revenue – Secure Networks	1,947	4,451	15,205	31,512
Total revenue	46,777	26,372	164,805	108,272
Cost of sales – Security Solutions (excluding impairment loss, depreciation and amortization)	26,311	10,847	83,868	37,352
Cost of sales – Secure Networks (excluding impairment loss, depreciation and amortization)	1,503	3,310	11,740	24,754
Impairment loss on intangible assets	—	—	—	5,333
Depreciation and amortization	2,606	1,597	8,180	6,404
Total cost of sales	30,420	15,754	103,788	73,843
Gross profit	16,357	10,618	61,017	34,429
Operating expenses:
Research and development expenses	2,075	1,404	7,057	8,442
Selling, general and administrative expenses	17,874	19,141	78,925	75,487
Goodwill impairment	14,916	—	14,916	—
Impairment loss on intangible assets	—	—	—	6,373
Total operating expenses	34,865	20,545	100,898	90,302
Operating loss	(18,508)	(9,927)	(39,881)	(55,873)
Other income	1,600	724	3,225	4,023
Interest expense	(129)	(152)	(553)	(644)
Loss before income taxes	(17,037)	(9,355)	(37,209)	(52,494)
Benefit from (provision for) income taxes	726	25	663	(26)
Net loss	$(16,311)	$(9,330)	$(36,546)	$(52,520)

Net loss per share:
Basic	$(0.22)	$(0.13)	$(0.50)	$(0.73)
Diluted	$(0.22)	$(0.13)	$(0.50)	$(0.73)

Weighted-average shares outstanding:
Basic	73,053	72,435	72,878	71,850
Diluted	73,053	72,435	72,878	71,850

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2025	2024

	(in thousands, except per share amount and share data)
Assets:
Cash and cash equivalents	$53,180	$54,578
Accounts receivable, net	17,000	19,172
Prepaid expenses	10,565	15,092
Deferred program expenses	10,006	—
Other current assets	3,662	2,576
Total current assets	94,413	91,418
Property and equipment, net	3,071	4,283
Finance lease right-of-use assets, net	4,170	5,391
Operating lease right-of-use assets	410	622
Goodwill	3,006	17,922
Intangible assets, net	30,281	30,410
Other assets	4,513	8,189
Total assets	139,864	158,235
Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable	$4,087	$1,153
Accrued liabilities	6,900	4,449
Accrued compensation and benefits	12,309	7,608
Contract liabilities – current portion	11,223	6,838
Finance lease obligations – current portion	2,033	1,877
Operating lease obligations – current portion	232	210
Total current liabilities	36,784	22,135
Contract liabilities – non-current portion	1,124	—
Finance lease obligations – non-current portion	5,608	7,641
Operating lease obligations – non-current portion	186	418
Deferred income taxes	53	813
Other liabilities	159	91
Total liabilities	43,914	31,098
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 72,773,272 shares and 72,514,652 shares issued and outstanding as of December 31, 2025 and 2024, respectively	111	111
Additional paid-in capital	459,828	454,502
Accumulated other comprehensive loss	(96)	(129)
Accumulated deficit	(363,893)	(327,347)
Total stockholders' equity	95,950	127,137
Total liabilities and stockholders' equity	$139,864	$158,235

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended		For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

	(in thousands)
Cash flows from operating activities:
Net loss	$(16,311)	$(9,330)	$(36,546)	$(52,520)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation	5,957	7,394	30,150	21,411
Depreciation and amortization	3,429	2,499	11,451	11,867
Goodwill impairment	14,916	—	14,916	—
(Recovery from) provision for doubtful accounts, net	(1)	8	2	(20)
Benefit from deferred income taxes	(801)	(37)	(760)	—
Loss (gain) on disposal of fixed assets	14	4	15	(9)
Unrealized gain on fair value adjustment of investment	(750)	—	(750)	—
Amortization of debt issuance costs	18	18	70	70
Provision for inventory obsolescence	418	108	418	108
Impairment loss on intangible assets	—	—	—	11,706
Changes in other operating assets and liabilities:
Accounts receivable	3,424	(4,299)	2,170	11,272
Prepaid expenses, deferred program expenses, other current assets and other assets	(2,254)	(1,891)	(472)	(11,926)
Accounts payable	3,987	(910)	2,724	(7,121)
Accrued compensation and benefits	(770)	(2,129)	650	(7,395)
Contract liabilities	(1,384)	58	5,510	110
Accrued liabilities and other liabilities	(1,912)	(2,011)	634	(3,491)
Net cash provided by (used in) operating activities	7,980	(10,518)	30,182	(25,938)
Cash flows from investing activities:
Capitalized software development costs	(1,680)	(2,401)	(8,176)	(11,505)
Purchases of property and equipment, net	(30)	(1,871)	(739)	(2,252)
Purchase of investment	—	—	—	(3,000)
Net cash used in investing activities	(1,710)	(4,272)	(8,915)	(16,757)
Cash flows from financing activities:
Payments under finance lease obligations	(484)	(447)	(1,877)	(1,730)
Payment of tax withholding related to net share settlement of equity awards	(5,654)	—	(7,254)	(457)
Proceeds from exercise of stock options	—	54	108	203
Repurchase of common stock	(5,988)	—	(13,627)	—
Payments for debt issuance costs	(14)	—	(14)	—
Net cash used in financing activities	(12,140)	(393)	(22,664)	(1,984)
Net change in cash, cash equivalents, and restricted cash	(5,870)	(15,183)	(1,397)	(44,679)
Cash, cash equivalents and restricted cash, beginning of period	59,190	69,900	54,717	99,396
Cash, cash equivalents and restricted cash, end of period	$53,320	$54,717	$53,320	$54,717

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA; Net Loss Margin to EBITDA Margin and Adjusted EBITDA Margin; Incremental Net Loss and Net Loss Margin to Incremental Adjusted EBITDA and Incremental Adjusted EBITDA Margin
	For the Three Months Ended December 31,						For the Year Ended December 31,
	2025		2024		Year-over-Year Change		2025		2024		Year-over-Year Change
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(16,311)	(34.9)%	$(9,330)	(35.4)%	$(6,981)	(34.2)%	$(36,546)	(22.2)%	$(52,520)	(48.5)%	$15,974	28.3%
Other income	(1,600)	(3.4)%	(724)	(2.8)%	(876)	(4.3)%	(3,225)	(2.0)%	(4,023)	(3.7)%	798	1.4%
Interest expense	129	0.3%	152	0.6%	(23)	(0.1)%	553	0.3%	644	0.6%	(91)	(0.2)%
(Benefit from) provision for income taxes	(726)	(1.5)%	(25)	(0.1)%	(701)	(3.5)%	(663)	(0.3)%	26	—%	(689)	(1.2)%
Depreciation and amortization	3,429	7.3%	2,499	9.5%	930	4.5%	11,451	6.9%	11,867	11.0%	(416)	(0.7)%
EBITDA (Non-GAAP)	(15,079)	(32.2)%	(7,428)	(28.2)%	(7,651)	(37.6)%	(28,430)	(17.3)%	(44,006)	(40.6)%	15,576	27.6%
Stock-based compensation expense (1)	5,957	12.7%	7,394	28.0%	(1,437)	(7.0)%	30,150	18.3%	21,411	19.8%	8,739	15.4%
Goodwill impairment	14,916	31.9%	—	—%	14,916	73.1%	14,916	9.1%	—	—%	14,916	26.4%
Impairment loss on intangible assets	—	—%	—	—%	—	—%	—	—%	11,706	10.8%	(11,706)	(20.7)%
Restructuring expenses (2)	1,501	3.2%	(167)	(0.6)%	1,668	8.2%	1,501	0.9%	1,270	1.1%	231	0.4%
Adjusted EBITDA (Non-GAAP)	$7,295	15.6%	$(201)	(0.8)%	$7,496	36.7%	$18,137	11.0%	$(9,619)	(8.9)%	$27,756	49.1%
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $4.3 million and $24.0 million million for the three and twelve months ended December 31, 2025, respectively, and $6.9 million and $19.4 million for the three and twelve months ended December 31, 2024, respectively. Stock-based compensation expense from other sources was $1.7 million and $6.1 million for the three and twelve months ended December 31, 2025, respectively, and $0.5 million and $2.1 million for the three and twelve months ended December 31, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring expenses include severance and other related benefit costs, and other non-cash restructuring costs related to implementing the restructuring plan.

Reconciliation of Net Loss to Adjusted Net Income (Loss), and EPS to Adjusted EPS
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

	(in thousands, except per share data)
Net loss	$(16,311)	$(9,330)	$(36,546)	$(52,520)
Adjustments:
Other income	(1,600)	(724)	(3,225)	(4,023)
Stock-based compensation expense (1)	5,957	7,394	30,150	21,411
Goodwill impairment	14,916		14,916	—
Impairment loss on intangible assets (3)	—	—	—	11,706
Restructuring expenses (2)	1,501	(167)	1,501	1,270
Adjusted net income (loss) (Non-GAAP)	$4,463	$(2,827)	$6,796	$(22,156)

Earnings (loss) per share, diluted	$(0.22)	$(0.13)	$(0.50)	$(0.73)
Adjustments:
Other income	(0.02)	(0.01)	(0.04)	(0.06)
Stock-based compensation expense (1)	0.08	0.10	0.41	0.30
Goodwill impairment	0.20	—	0.21	—
Impairment loss on intangible assets	—	—	—	0.16
Restructuring expenses (2)	0.02	—	0.02	0.02
Adjustment to diluted earnings per share (3)	—	—	(0.01)	—
Adjusted earnings (loss) per share, diluted (Non-GAAP)	$0.06	$(0.04)	$0.09	$(0.31)

Weighted-average shares to compute GAAP loss per share, diluted	73,053	72,435	72,878	71,850
Weighted-average shares to compute non-GAAP earnings (loss) per share, diluted (3)	78,189	72,435	77,131	71,850
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $4.3 million and $24.0 million million for the three and twelve months ended December 31, 2025, respectively, and $6.9 million and $19.4 million for the three and twelve months ended December 31, 2024, respectively. Stock-based compensation expense from other sources was $1.7 million and $6.1 million for the three and twelve months ended December 31, 2025, respectively, and $0.5 million and $2.1 million for the three and twelve months ended December 31, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net Income (Loss).
(2) The restructuring expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.
(3) For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is an adjustment used to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).

Reconciliation of Gross Profit to Adjusted Gross Profit and Cash Gross Profit; Gross Margin to Adjusted Gross Margin and Cash Gross Margin
	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025		2024		2025		2024
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$16,357	35.0%	$10,618	40.3%	$61,017	37.0%	$34,429	31.8%
Adjustments:
Stock-based compensation expense — cost of sales	159	0.3%	228	0.8%	652	0.4%	828	0.8%
Impairment loss on intangible assets – cost of sales	—	—%	—	—%	—	—%	5,333	4.9%
Restructuring expenses — cost of sales	494	1.1%	(52)	(0.2)%	494	0.3%	341	0.3%
Adjusted gross profit (Non-GAAP)	17,010	36.4%	10,794	40.9%	62,163	37.7%	40,931	37.8%
Depreciation and amortization — cost of sales	2,606	5.5%	1,597	6.1%	8,180	5.0%	6,404	5.9%
Cash gross profit (Non-GAAP)	$19,616	41.9%	$12,391	47.0%	$70,343	42.7%	$47,335	43.7%

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow and Free Cash Flow Margin
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Net cash flows provided by (used in) operating activities	$7,980	$(10,518)	$30,182	$(25,938)
Adjustments:
Capitalized software development costs	(1,680)	(2,401)	(8,176)	(11,505)
Purchases of property and equipment, net	(30)	(1,871)	(739)	(2,252)
Free cash flow (Non-GAAP)	$6,270	$(14,790)	$21,267	$(39,695)

Revenue	$46,777	$26,372	$164,805	$108,272

Operating cash flow margin	17.1%	(39.9)%	18.3%	(24.0)%
Free cash flow margin (Non-GAAP)	13.4%	(56.1)%	12.9%	(36.7)%

Reconciliation of Operating Expenses to Adjusted Operating Expenses and Cash Operating Expenses
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024

	(in thousands)
Operating expenses	$34,865	$20,545	$100,898	$90,302
Adjustments:
Stock-based compensation expense	(5,798)	(7,166)	(29,498)	(20,583)
Goodwill impairment	(14,916)	—	(14,916)	—
Impairment loss on intangible assets	—	—	—	(6,373)
Restructuring expenses	(1,007)	115	(1,007)	(929)
Adjusted operating expenses (Non-GAAP)	13,144	13,494	55,477	62,417
Depreciation and amortization	(823)	(902)	(3,271)	(5,463)
Capitalized software development costs	1,579	2,403	8,055	11,262
Cash operating expenses (Non-GAAP)	$13,900	$14,995	$60,261	$68,216